                                               Filed Pursuant to Rule 424(b)(5)
                                          Registration Statement No. 333-134553

********************************************************************************

The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement and the accompanying prospectus supplements and prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

********************************************************************************

                   SUBJECT TO COMPLETION, DATED JUNE 16, 2006

PRELIMINARY PRICING SUPPLEMENT No. 2
to Prospectus Supplement dated May 30, 2006
to Prospectus Supplement dated May 30, 2006
and Prospectus dated May 30, 2006

                                   $15,500,000
                          LEHMAN BROTHERS HOLDINGS INC.
                           MEDIUM-TERM NOTES, SERIES I
                          0.25% Notes Due June 23, 2011
           Performance Linked to a Basket of Ten Semiconductor Stocks

Because these notes are part of a series of Lehman Brothers Holdings' debt securities called Medium-Term Notes, Series I, this preliminary pricing supplement and the accompanying prospectus supplement, dated May 30, 2006 (the
"synthetic convertible prospectus supplement") should also be read with the accompanying prospectus supplement, dated May 30, 2006 (the "MTN prospectus supplement") and the accompanying prospectus dated May 30, 2006 (the "base prospectus"). Terms used here have the meanings given them in the synthetic convertible prospectus supplement, the MTN prospectus supplement or the base prospectus, unless the context requires otherwise.

o    REFERENCE EQUITY: A basket of common stocks of the following ten companies:
     Analog Devices, Inc., Applied Materials, Inc., Broadcom Corporation, Intel
     Corporation, Linear Technology Corporation, Marvell Technology Group Ltd.,
     Maxim Integrated Products, Inc., Motorola, Inc., STMicroelectronics N.V.
     and Texas Instruments Incorporated. These companies are not involved in this offering and have no obligation with respect to the notes.

o    PRINCIPAL AMOUNT: $1,000 per note and, in the aggregate, $15,500,000.

o    STATED MATURITY DATE: June 23, 2011, subject to postponement if the valuation date is postponed.

o    VALUATION DATE RELATED TO THE STATED MATURITY DATE: June 16, 2011, subject to postponement if a market disruption event occurs or if such day is not a scheduled trading day, as described under the caption "Description of the
     Notes-Settlement value" on page SS-18 of the synthetic convertible prospectus supplement.

o    INTEREST RATE: 0.25% per annum.

o    INTEREST PAYMENT DATES: June 23 and December 23 of each year, beginning on
     December 23, 2006.

o    INTEREST PAYMENT RECORD DATES: 15 calendar days prior to each interest payment date.

o    THRESHOLD VALUE: $112.89, which is 112.89% of $100.00. $100.00 is the initial level of the basket.

o    EARLIEST REDEMPTION DATE: June 16, 2008.

o    REDEMPTION NOTICE PERIOD: 30 calendar days.

o    OPTIONAL REPURCHASE NOTICE PERIOD: Eight business days.

o    DETERMINATION PERIOD: Three business days.

o    MULTIPLIERS: The initial multiplier is [_____] for the Analog Devices, Inc.
     common stock, [_____] for the Applied Materials, Inc. common stock, [_____]
     for the Broadcom Corporation common stock, [_____] for the Intel
     Corporation common stock, [_____] for the Linear Technology Corporation common stock, [_____] for the Marvell Technology Group Ltd. common stock,
     [_____] for the Maxim Integrated Products, Inc. common stock, [_____] for the Motorola, Inc. common stock, [_____] for the STMicroelectronics N.V.
     common stock and [_____] for the Texas Instruments Incorporated common stock. The multipliers are subject to adjustment under various circumstances, as described under the caption "Description of the
     Notes-Adjustments to multipliers and securities included in the calculation of the settlement value" on page SS-19 of the synthetic convertible prospectus supplement. See also "Initial Multipliers; Base Dividends and
     Adjustments to the Multipliers" on page PS-2 of this preliminary pricing supplement.

o    DENOMINATIONS: $1,000 and whole multiples of $1,000

o    STOCK SETTLEMENT: None.

o    LISTING: The notes will not be listed on any exchange.

o    CUSIP NO.: 52520WAG6

o    ISIN NO.: US52520WAG69

     Investing in the notes involves risks. Risk Factors begin on page SS-7 of the synthetic convertible prospectus supplement. Neither the Securities and
Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this preliminary pricing supplement, any accompanying prospectus supplement or any accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                   ----------

                                         Per Note      Total
                                         --------   -----------
Public offering price.................    100.00%   $15,500,000
Underwriting discount.................      0.25%   $    38,750
Proceeds to Lehman Brothers Holdings..     99.75%   $15,461,250

                                   ----------

Lehman Brothers Holdings has granted the underwriter an option to purchase, within 13 days of the original issuance, up to an additional $2,325,000 aggregate principal amount of notes on the same terms and conditions set forth above solely to cover over-allotments, if any.

The notes are expected to be ready for delivery in book-entry form only through
The Depository Trust Company on or about June 23, 2006.

                                   ----------

                                 LEHMAN BROTHERS

June ___, 2006

       INITIAL MULTIPLIERS; ADJUSTMENTS TO THE MULTIPLIERS; BASE DIVIDENDS

The initial multiplier is:

     o    [_____] for the Analog Devices, Inc. common stock;

     o    [_____] for the Applied Materials, Inc. common stock;

     o    [_____] for the Broadcom Corporation common stock;

     o    [_____] for the Intel Corporation common stock;

     o    [_____] for the Linear Technology Corporation common stock;

     o    [_____] for the Marvell Technology Group Ltd. common stock;

     o    [_____] for the Maxim Integrated Products, Inc. common stock;

     o    [_____] for the Motorola, Inc. common stock;

     o    [_____] for the STMicroelectronics N.V. common stock; and

     o    [_____] for the Texas Instruments Incorporated common stock.

The multipliers are subject to adjustment under certain circumstances, including if, during the period from the date of the pricing supplement to the valuation date, holders of record of shares of common stock of any of the ten companies whose common stock is included in the basket are entitled to receive a cash dividend (other than an extraordinary dividend) from such company and the amount of such dividend is more or less than the "base dividend" specified below. See
"Description of the Notes--Adjustments to multipliers and securities included in the calculation of the settlement value" on page SS-19 of the synthetic convertible prospectus supplement.

The "base dividend" shall be:

     o    $0.160 for the Analog Devices, Inc. common stock;

     o    $0.050 for the Applied Materials, Inc. common stock;

     o    $0.000 for the Broadcom Corporation common stock;

     o    $0.100 for the Intel Corporation common stock;

     o    $0.150 for the Linear Technology Corporation common stock;

     o    $0.000 for the Marvell Technology Group Ltd. common stock;

     o    $0.125 for the Maxim Integrated Products, Inc. common stock;

     o    $0.050 for the Motorola, Inc. common stock;

     o    $0.090 for the STMicroelectronics N.V. common stock; and

     o    $0.030 for the Texas Instruments Incorporated common stock.

which is the amount of the respective dividend per share of common stock most recently paid by such company prior to the date of the pricing supplement, subject to adjustment in the event of certain events affecting the applicable shares of common stock of any such company, such as share splits, reverse share splits or reclassifications, as determined by the calculation agent, in its good faith judgment.

If the calculation agent determines in its sole and absolute discretion that any such company has failed to declare or make a dividend payment, the effective adjustment date for adjusting the applicable multiplier will be:

     o    in the case of the Analog Devices, Inc. common stock, the first business day immediately following the 9th day of each January, April,
          July or October and the valuation date, as applicable;

     o    in the case of Applied Materials, Inc. common stock, the first business day immediately following the 30th day of each March, June,
          September or December and the valuation date, as applicable;

     o    in the case of the Broadcom Corporation common stock, the first business day immediately following the 16th day of each March, June,
          September or December and the valuation date, as applicable;

     o    in the case of the Intel Corporation common stock, the first business day immediately following the 18th day of each March, June, September or December and the valuation date, as applicable;

     o    in the case of the Linear Technology Corporation common stock, the first business day immediately following the 10th day of each March,
          June, September or December and the valuation date, as applicable;

     o    in the case of the Marvell Technology Group Ltd. common stock, the first business day immediately following the 16th day of

                                      PS-2

          each March, June, September or December and the valuation date, as applicable;

     o    in the case of the Maxim Integrated Products, Inc. common stock, the first business day immediately following the 26th day of each March,
          June, September or December and the valuation date, as applicable;

     o    in the case of the Motorola, Inc. common stock, the first business day immediately following the 29th day of each January, April, July or
          October and the valuation date, as applicable.

     o    in the case of the STMicroelectronics N.V. common stock, the first business day immediately following the 7th day of each July and the valuation date, as applicable; and

     o    in the case of the Texas Instruments Incorporated common stock, the first business day immediately following the 11th day of each March,
          June, September or December and the valuation date, as applicable;

     EXAMPLES OF AMOUNT PAYABLE AT MATURITY OR UPON REDEMPTION OR REPURCHASE

Here are two examples of hypothetical alternative redemption amount calculations. In each of these examples it is assumed that (a) during the term of the notes the issuers of the common stocks included in the basket do not change the amount of the cash dividends that they pay on their shares of common stock and (b) the threshold value is $112.89.

EXAMPLE 1. ASSUMING THE SETTLEMENT VALUE IS $100.00:

Alternative redemption amount per $1,000 note =

               $100
$1,000   x   -------   = $885.82
             $112.89

As a result, on the maturity date or upon redemption, you would receive $1,000, plus accrued but unpaid interest, per $1,000 note because $1,000 is greater than
$885.82. If you require Lehman Brothers Holdings to repurchase your notes, you would only receive $885.82, plus accrued but unpaid interest, per $1,000 note.

EXAMPLE 2. ASSUMING THE SETTLEMENT VALUE IS $120:

Alternative redemption amount per $1,000 note =

               $120
 $1,000   x  -------   = $1,062.98
             $112.89

As a result, on the maturity date or upon redemption, you would receive
$1,062.98, plus accrued but unpaid interest, per $1,000 note because $1,062.98 is greater than $1,000. If you require Lehman Brothers Holdings to repurchase your notes, you would also receive $1,062.98, plus accrued but unpaid interest, per $1,000 note.

To the extent the actual settlement value or threshold value differs from the values assumed above or that any of the issuers of the common stocks included in the basket changes the amount of the cash dividends it pays on its shares of common stock, the results indicated above would be different.

                                      PS-3

                                   THE BASKET

THE TEN COMMON STOCKS COMPRISING THE BASKET

The basket will represent a portfolio of the ten common stocks in the basket.
The level of the basket will increase or decrease by the performance of the common stocks that make up the basket. The following table presents information with respect to the ten issuers whose common stocks are included in the basket, including with respect to each issuer: primary exchange on which the common stock trades and the stock symbol, stock price on the date of the pricing supplement, initial multiplier and the starting value for each of the common stocks included in the basket.

                                                                      INITIAL
                                                        STARTING    MULTIPLIER
                                              STOCK   STOCK PRICE   (NUMBER OF   STARTING
ISSUER OF THE COMMON STOCK        EXCHANGE   SYMBOL    PER SHARE      SHARES)      VALUE
-------------------------------   --------   ------   -----------   ----------   --------

Analog Devices, Inc.                NYSE       ADI      $[____]       [____]      $ 6.775
Applied Materials, Inc.            NASDAQ     AMAT       [____]       [____]      $15.372
Broadcom Corporation               NASDAQ     BRCM       [____]       [____]      $ 7.187
Intel Corporation                  NASDAQ     INTC       [____]       [____]      $12.385
Linear Technology Corporation      NASDAQ     LLTC       [____]       [____]      $ 5.908
Marvell Technology Group Ltd.      NASDAQ     MRVL       [____]       [____]      $ 7.649
Maxim Integrated Products, Inc.    NASDAQ     MXIM       [____]       [____]      $ 5.745
Motorola, Inc.                      NYSE       MOT       [____]       [____]      $15.277
STMicroelectronics N.V.             NYSE       STM       [____]       [____]      $ 7.851
Texas Instruments Incorporated      NYSE       TXN       [____]       [____]      $15.851

All information in the table above was obtained from Bloomberg L.P., without independent verification.

                                      PS-4

Lehman Brothers Holdings has obtained the following information from the respective companies' reports and other documents filed with the SEC:

ANALOG DEVICES, INC.

Analog Devices, Inc. is a world leader in the design, manufacture and marketing of high-performance analog, mixed-signal and digital signal processing integrated circuits used in signal processing for industrial, communication, computer and consumer applications. Analog Devices, Inc. focuses on solving the engineering challenges associated with signal processing in electronic equipment. Analog Devices, Inc. produces a wide range of products that are designed to meet the signal processing technology needs of a broad base of customers.

APPLIED MATERIALS, INC.

Applied Materials, Inc. develops, manufactures, markets and services integrated circuit fabrication equipment for the worldwide semiconductor and semiconductor-related industry. Customers for these products include semiconductor wafer manufacturers and integrated circuit manufacturers
(including those that produce chips and flat panel displays), which either use the integrated circuits they manufacture in their own products or sell them to other companies for use in advanced electronic components.

BROADCOM CORPORATION

Broadcom Corporation is a global leader in semiconductors for wired and wireless communications. Broadcom Corporation's products enable the delivery of voice, video, data and multimedia to and throughout the home, the office and the mobile environment. Broadcom Corporation provides the industry's broadest portfolio of state-of-the-art system-on-a-chip and software solutions to manufacturers of computing and networking equipment, digital entertainment and broadband access products, and mobile devices. Broadcom Corporation's diverse product portfolio includes solutions for digital cable, satellite and Internet Protocol set-top boxes and media servers; high definition television; high definition DVD players and personal video recording devices; cable and DSL modems and residential gateways; high-speed transmission and switching for local, metropolitan, wide area and storage networking; System I/O(TM) server solutions; broadband network and security processors; wireless and personal area networking; cellular and terrestrial wireless communications; and Voice over Internet Protocol gateway and telephony systems.

INTEL CORPORATION

Intel Corporation is the world's largest semiconductor chip maker, developing advanced integrated digital technology platforms for the computing and communications industries. Intel Corporation offers products at various levels of integration, allowing its customers flexibility to create advanced computing and communications systems and products. Intel Corporation's products include chips, boards and other semiconductor components that are the building blocks integral to computers, servers, and networking and communications products.
Intel Corporation's component-level products consist of integrated circuits used to process information. Intel Corporation's integrated circuits are silicon chips, known as semiconductors, etched with interconnected electronic switches.

LINEAR TECHNOLOGY CORPORATION

Linear Technology Corporation designs, manufactures and markets a broad line of standard high performance linear integrated circuits. Applications for Linear
Technology Corporation's products include telecommunications, cellular telephones, networking products, notebook computers, computer peripherals, video/multimedia, industrial instrumentation, security monitoring devices, high-end consumer products such as digital cameras and MP3 players, complex medical devices, automotive electronics, factory automation, process control, and military and space systems.

MARVELL TECHNOLOGY GROUP LTD.

Marvell Technology Group Ltd. is a leading global semiconductor provider of high-performance analog, mixed-signal, digital signal processing and embedded microprocessor integrated circuits. Marvell Technology Group Ltd.'s product portfolio includes switching, transceiver, wireless, PC connectivity, gateways, communications controller, storage and power management solutions that serve diverse applications used in business enterprise, consumer electronics and emerging markets. Marvell Technology Group Ltd.'s wireless technology has a variety of uses in emerging consumer electronic devices, including enabling applications such as wireless connectivity, ad-hoc gaming, streaming

                                      PS-5

audio or video and voice over Internet applications for products offered by companies such as Microsoft, Motorola, PalmOne and Sony Corporation. Marvell
Technology Group Ltd. also applied its technology by introducing integrated circuits and modules that provide power management broadly to electronic devices.

MAXIM INTEGRATED PRODUCTS, INC.

Maxim Integrated Products, Inc. designs, develops, manufactures, and markets a broad range of linear and mixed-signal integrated circuits, commonly referred to as analog circuits. Maxim Integrated Products, Inc. also provides a range of high-frequency design processes and capabilities that can be used in custom designs. Maxim Integrated Products, Inc. objective is to develop and market both proprietary and industry-standard analog integrated circuits that meet the increasingly stringent quality standards demanded by customers.

MOTOROLA, INC.

Motorola, Inc. is a communications company providing end-to-end seamless mobility products. Motorola, Inc. builds, markets and sells products, services and applications that enable telephony, data and video to be experienced across multiple domains including home, enterprise, auto and "mobile-me". Motorola,
Inc. is known around the world for innovation and leadership in wireless, broadband and automotive communications.

STMICROELECTRONICS N.V.

STMicroelectronics N.V is a global independent semiconductor company that designs, develops, manufactures and markets a broad range of semiconductor products used in a wide variety of microelectronic applications, including automotive products, computer peripherals, telecommunications systems, consumer products, industrial automation and control systems.

TEXAS INSTRUMENTS INCORPORATED

Texas Instruments Incorporated makes, markets and sells high-technology components to more than 50,000 customers all over the world. Texas Instruments
Incorporated has two separate business segments: Semiconductor and Educational &
Productivity Solutions. In the Semiconductor segment, Texas Instruments
Incorporated focuses primarily on technologies that make it possible for a variety of consumer and industrial electronic equipment to process both analog and digital signals in real time. The Educational & Productivity Solutions segment is a leading supplier of graphing handheld calculators. It also provides customers with business and scientific calculators and a wide range of advanced classroom tools and professional development that enables students and teachers to interactively explore math and science.

Each company's common stock is registered under the Securities Exchange Act of
1934. Companies with securities registered under that Act are required to file periodically certain financial and other information specified by the SEC.
Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC or through the SEC's website described under "Where You Can Find More Information" on page 58 of the accompanying base prospectus. In addition, information regarding the companies may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

HISTORICAL INFORMATION ABOUT THE COMMON STOCKS INCLUDED IN THE BASKET

The following table presents the high and low per share closing prices for each of the common stocks included in the basket, as reported on the primary exchange on which such common stock trades during each fiscal quarter in 2003, 2004, 2005 and 2006 (through the business day immediately prior to the date of this preliminary pricing supplement), and the closing price at the end of each quarter in 2003, 2004, 2005 and 2006 (through the business day immediately prior to the date of this preliminary pricing supplement).

The historical prices of these common stocks are not necessarily indicative of future performance. Lehman Brothers Holdings cannot assure you that the prices of these common stocks included in the basket will increase enough so that the alternative redemption amount will be greater than $1,000. The historical prices below have been adjusted to reflect any stock splits or reverse stock splits.

All information in the table that follows was obtained from Bloomberg L.P., without independent verification.

                                      PS-6

                              ANALOG DEVICES, INC.

                                                   HIGH      LOW    PERIOD END
                                                  ------   ------   ----------
2003
   First Quarter...............................   $30.87   $23.04     $27.50
   Second Quarter..............................    39.50    26.92      34.82
   Third Quarter...............................    42.74    35.25      38.02
   Fourth Quarter..............................    49.80    39.30      45.65

2004
   First Quarter...............................   $51.39   $44.89     $48.01
   Second Quarter..............................    50.73    42.30      47.08
   Third Quarter...............................    44.85    33.57      38.78
   Fourth Quarter..............................    41.34    36.08      36.92

2005
   First Quarter...............................   $38.05   $34.05     $36.14
   Second Quarter..............................    38.64    32.84      37.31
   Third Quarter...............................    41.32    35.54      37.14
   Fourth Quarter..............................    39.74    32.48      35.87

2006
   First Quarter...............................   $40.91   $36.70     $38.29
   Second Quarter (through the business day
      immediately prior to the date of this
      preliminary pricing supplement)..........    39.23    32.00      33.38

                             APPLIED MATERIALS, INC.

                                                   HIGH      LOW    PERIOD END
                                                  ------   ------   ----------
2003
   First Quarter...............................   $15.70   $11.60     $12.58
   Second Quarter..............................    16.87    12.76      15.84
   Third Quarter...............................    22.22    16.01      18.13
   Fourth Quarter..............................    25.61    18.55      22.44

2004
   First Quarter...............................   $24.63   $20.20     $21.33
   Second Quarter..............................    22.84    18.03      19.62
   Third Quarter...............................    19.00    15.61      16.49
   Fourth Quarter..............................    17.89    15.69      17.10

2005
   First Quarter...............................   $17.92   $15.17     $16.25
   Second Quarter..............................    17.40    14.50      16.18
   Third Quarter...............................    18.58    16.12      16.96
   Fourth Quarter..............................    19.20    16.03      17.94

2006
   First Quarter...............................   $20.82   $17.41     $17.51
   Second Quarter (through the business day
      immediately prior to the date of this
      preliminary pricing supplement)..........    19.05    16.14      16.83

                                      PS-7

                              BROADCOM CORPORATION

                                                   HIGH      LOW    PERIOD END
                                                  ------   ------   ----------
2003
   First Quarter...............................   $13.25   $ 8.23     $ 8.23
   Second Quarter..............................    17.85     8.27      16.61
   Third Quarter...............................    19.68    13.34      17.77
   Fourth Quarter..............................    24.88    17.85      22.68

2004
   First Quarter...............................   $28.31   $22.94     $26.01
   Second Quarter..............................    31.07    24.67      31.07
   Third Quarter...............................    29.88    17.01      18.19
   Fourth Quarter..............................    22.41    17.34      21.52

2005
   First Quarter...............................   $22.40   $19.54     $19.95
   Second Quarter..............................    24.85    18.32      23.69
   Third Quarter...............................    31.28    24.07      31.28
   Fourth Quarter..............................    33.00    27.54      31.43

2006
   First Quarter...............................   $48.84   $32.37     $43.16
   Second Quarter (through the business day
      immediately prior to the date of this
      preliminary pricing supplement)..........    46.64    29.33      32.40

                                INTEL CORPORATION

                                                   HIGH      LOW    PERIOD END
                                                  ------   ------   ----------
2003
   First Quarter...............................   $18.90   $15.05     $16.28
   Second Quarter..............................    22.14    16.42      20.81
   Third Quarter...............................    29.18    21.41      27.52
   Fourth Quarter..............................    34.12    28.62      32.05

2004
   First Quarter...............................   $34.24   $26.16     $27.20
   Second Quarter..............................    28.99    25.73      27.60
   Third Quarter...............................    27.02    19.68      20.06
   Fourth Quarter..............................    24.80    20.28      23.39

2005
   First Quarter...............................   $25.11   $21.99     $23.23
   Second Quarter..............................    27.70    22.12      26.02
   Third Quarter...............................    28.71    23.83      24.65
   Fourth Quarter..............................    27.43    22.65      24.96

2006
   First Quarter...............................   $26.47   $19.46     $19.46
   Second Quarter (through the business day
      immediately prior to the date of this
      preliminary pricing supplement)..........    20.11    16.86      18.12

                                      PS-8

                          LINEAR TECHNOLOGY CORPORATION

                                                   HIGH      LOW    PERIOD END
                                                  ------   ------   ----------
2003
   First Quarter...............................   $34.91   $25.95     $30.87
   Second Quarter..............................    36.77    30.48      32.38
   Third Quarter...............................    41.94    33.04      35.93
   Fourth Quarter..............................    44.33    37.05      42.07

2004
   First Quarter ..............................   $44.95   $35.88     $37.09
   Second Quarter..............................    39.78    35.37      39.47
   Third Quarter...............................    39.74    34.42      36.24
   Fourth Quarter..............................    40.04    36.09      38.76

2005
   First Quarter...............................   $40.31   $36.15     $38.31
   Second Quarter..............................    39.21    35.43      36.69
   Third Quarter...............................    41.54    36.09      37.59
   Fourth Quarter..............................    39.26    32.90      36.07

2006
   First Quarter...............................   $39.25   $34.63     $35.08
   Second Quarter (through the business day
      immediately prior to the date of this
      preliminary pricing supplement)..........    36.76    33.06      34.78

                          MARVELL TECHNOLOGY GROUP LTD.

                                                   HIGH      LOW    PERIOD END
                                                  ------   ------   ----------
2003
   First Quarter...............................   $11.68   $ 8.63     $10.60
   Second Quarter..............................    17.18    10.00      17.18
   Third Quarter...............................    21.56    16.29      18.89
   Fourth Quarter..............................    22.81    18.06      18.97

2004
   First Quarter ..............................   $22.88   $18.95     $22.48
   Second Quarter..............................    26.70    19.03      26.70
   Third Quarter...............................    27.25    19.77      26.13
   Fourth Quarter..............................    35.54    26.92      35.47

2005
   First Quarter...............................   $38.34   $31.37     $38.34
   Second Quarter..............................    41.48    32.92      37.97
   Third Quarter...............................    47.91    38.00      46.11
   Fourth Quarter..............................    59.95    42.06      56.09

2006
   First Quarter...............................   $70.64   $54.10     $54.10
   Second Quarter (through the business day
      immediately prior to the date of this
      preliminary pricing supplement)..........    60.99    46.81      52.19

                                      PS-9

                         MAXIM INTEGRATED PRODUCTS, INC.

                                                   HIGH     LOW     PERIOD END
                                                  ------   ------   ----------
2003
   First Quarter...............................   $40.51   $30.14     $36.12
   Second Quarter..............................    41.15    33.85      34.10
   Third Quarter...............................    45.55    34.65      39.39
   Fourth Quarter..............................    53.31    40.83      49.58

2004
   First Quarter ..............................   $55.99   $44.38     $46.97
   Second Quarter..............................    52.42    45.25      52.42
   Third Quarter...............................    50.14    39.27      42.29
   Fourth Quarter..............................    44.70    40.87      42.39

2005
   First Quarter...............................   $44.40   $38.17     $40.87
   Second Quarter..............................    41.86    36.60      38.22
   Third Quarter...............................    45.65    38.14      42.65
   Fourth Quarter..............................    43.09    34.60      36.24

2006
   First Quarter...............................   $42.26   $35.76     $37.15
   Second Quarter (through the business day
      immediately prior to the date of this
      preliminary pricing supplement)..........    37.94    30.31      32.06

                                 MOTOROLA, INC.

                                                   HIGH      LOW    PERIOD END
                                                  ------   ------   ----------
2003
   First Quarter...............................   $ 8.89   $ 6.90     $ 7.39
   Second Quarter..............................     8.71     7.01       8.44
   Third Quarter...............................    11.21     7.80      10.70
   Fourth Quarter..............................    12.70    10.86      12.53

2004
   First Quarter ..............................   $16.88   $12.98     $15.75
   Second Quarter..............................    18.55    14.52      16.33
   Third Quarter...............................    16.27    12.64      16.15
   Fourth Quarter..............................    18.30    14.82      17.20

2005
   First Quarter...............................   $17.43   $14.72     $14.97
   Second Quarter..............................    18.87    14.61      18.26
   Third Quarter...............................    23.87    18.27      22.03
   Fourth Quarter..............................    24.77    19.77      22.59

2006
   First Quarter...............................   $24.53   $20.53     $22.91
   Second Quarter (through the business day
      immediately prior to the date of this
      preliminary pricing supplement)..........    24.08    19.73      20.33

                                      PS-10

                             STMICROELECTRONICS N.V.

                                                   HIGH     LOW     PERIOD END
                                                  ------   ------   ----------
2003
   First Quarter...............................   $22.40   $16.85     $18.90
   Second Quarter..............................    23.44    18.43      20.79
   Third Quarter...............................    27.15    20.34      24.05
   Fourth Quarter..............................    28.63    24.69      27.01

2004
   First Quarter ..............................   $29.90   $22.58     $23.60
   Second Quarter..............................    24.75    20.43      22.01
   Third Quarter...............................    21.58    16.42      17.28
   Fourth Quarter..............................    21.06    17.14      19.32

2005
   First Quarter...............................   $19.09   $16.22     $16.66
   Second Quarter..............................    16.57    14.03      15.94
   Third Quarter...............................    18.29    15.84      17.28
   Fourth Quarter..............................    18.78    16.12      18.00

2006
   First Quarter...............................   $19.87   $16.69     $18.39
   Second Quarter (through the business day
      immediately prior to the date of this
      preliminary pricing supplement)..........    19.60    14.83      15.75

                         TEXAS INSTRUMENTS INCORPORATED

                                                   HIGH     LOW     PERIOD END
                                                  ------   ------   ----------
2003
   First Quarter...............................   $18.67   $14.15     $16.37
   Second Quarter..............................    21.10    16.23      17.60
   Third Quarter...............................    26.03    17.62      22.80
   Fourth Quarter..............................    30.92    23.25      29.38

2004
   First Quarter ..............................   $33.65   $27.15     $29.22
   Second Quarter..............................    30.94    23.00      24.18
   Third Quarter...............................    23.54    18.40      21.28
   Fourth Quarter..............................    25.36    21.09      24.62

2005
   First Quarter...............................   $27.37   $20.77     $25.49
   Second Quarter..............................    28.34    22.76      28.07
   Third Quarter...............................    33.96    28.03      33.90
   Fourth Quarter..............................    34.11    27.47      32.07

2006
   First Quarter...............................   $34.45   $29.23     $32.47
   Second Quarter (through the business day
      immediately prior to the date of this
      preliminary pricing supplement)..........    35.56    28.90      30.03

                                      PS-11

HYPOTHETICAL RETURNS

The table below illustrates, for a range of hypothetical settlement values on the valuation date, in each case assuming that (a) the investment is held from the date on which the notes are first issued until the stated maturity date, (b)
the issuers of the common stocks included in the basket do not change the amount of the cash dividends that they pay on their shares of common stock and (c) the threshold value is $112.89:

o    the hypothetical alternative redemption amount per $1,000 note;

o    the percentage change from the principal amount to the hypothetical alternative redemption amount;

o    the hypothetical total amount payable on the stated maturity date per
     $1,000 note (without interest);

o    the hypothetical total rate of return (without interest);

o    the hypothetical annualized pre-tax rate of return (without interest);

o    the hypothetical total rate of return (including interest); and

o    the hypothetical annualized pre-tax rate of return (including interest).

                               PERCENTAGE   HYPOTHETICAL
                               CHANGE FROM     TOTAL
                                   THE         AMOUNT
                                PRINCIPAL    PAYABLE ON                                             HYPOTHETICAL
                                AMOUNT TO    THE STATED                 HYPOTHETICAL                 ANNUALIZED
                HYPOTHETICAL       THE        MATURITY    HYPOTHETICAL   ANNUALIZED   HYPOTHETICAL    PRE-TAX
 HYPOTHETICAL    ALTERNATIVE  HYPOTHETICAL    DATE PER     TOTAL RATE   PRE-TAX RATE   TOTAL RATE     RATE OF
  SETTLEMENT     REDEMPTION    ALTERNATIVE  $1,000 NOTE     OF RETURN     OF RETURN     OF RETURN      RETURN
 VALUE ON THE    AMOUNT PER    REDEMPTION     (WITHOUT      (WITHOUT      (WITHOUT     (INCLUDING    (INCLUDING
VALUATION DATE   $1,000 NOTE     AMOUNT      INTEREST)      INTEREST)     INTEREST)     INTEREST)    INTEREST)
--------------  ------------  ------------  ------------  ------------  ------------  ------------  ------------

  $  90.00        $  797.24      -20.28%     $1,000.00        0.00%         0.00%         1.25%        0.25%
  $  95.00        $  841.53      -15.85%     $1,000.00        0.00%         0.00%         1.25%        0.25%
  $ 100.00        $  885.82      -11.42%     $1,000.00        0.00%         0.00%         1.25%        0.25%
  $ 105.00        $  930.11       -6.99%     $1,000.00        0.00%         0.00%         1.25%        0.25%
  $ 112.8900(1)   $1,000.00        0.00%     $1,000.00        0.00%         0.00%         1.25%        0.25%
  $ 115.00        $1,018.69        1.87%     $1,018.69        1.87%         0.37%         3.12%        0.62%
  $ 120.00        $1,062.98        6.30%     $1,062.98        6.30%         1.23%         7.55%        1.47%
  $ 125.00        $1,107.27       10.73%     $1,107.27       10.73%         2.06%        11.98%        2.29%
  $ 130.00        $1,151.56       15.16%     $1,151.56       15.16%         2.86%        16.41%        3.08%

----------
(1) This figure represents the assumed threshold level.

The above figures are for purposes of illustration only. The actual amount received by investors and the resulting total and pre-tax rates of return will depend entirely on the actual settlement value determined by the calculation agent. In particular, the actual settlement value could be lower or higher than those reflected in the table.

The table above only provides hypothetical return information with regard to notes held to maturity. It is not applicable in the case of notes repurchased or redeemed prior to the stated maturity date.

You should compare the features of the notes to other available investments before deciding to purchase the notes. Due to the uncertainty as to whether the alternative redemption amount, at stated maturity or in connection with a repurchase or redemption, will be greater than $1,000 per $1,000 note or whether the notes will be redeemed prior to the stated maturity date, the return on investment with respect to the notes may be higher or lower than the return available on other securities issued by Lehman Brothers Holdings or by others and available through Lehman Brothers Inc. You should reach an investment decision only after carefully considering the suitability of the notes in light of your particular circumstances.

                                      PS-12

           SUPPLEMENTAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

Lehman Brothers Holdings is required to provide the comparable yield to you and, solely for tax purposes, is also required to provide a projected payment schedule that includes the actual interest payments on the notes and estimates the amount and timing of contingent payments on the notes. Lehman Brothers
Holdings will not determine the actual comparable yield of the notes until they are issued. You can obtain the comparable yield of the notes and the projected payment schedule by submitting a written request for them to Lehman Brothers
Holdings at the following address:

Controller's Office
Lehman Brothers Holdings Inc.
745 Seventh Avenue
New York, New York 10019
(212) 526-7000

Lehman Brothers Holdings agrees and, by purchasing a note, you agree, for United
States federal income tax purposes, to be bound by Lehman Brothers Holdings'
determination of the comparable yield and projected payment schedule. As a consequence, for United States federal income tax purposes, you must use the comparable yield determined by Lehman Brothers Holdings and the projected payments set forth in the projected payment schedule prepared by Lehman Brothers
Holdings in determining your interest accruals, and the adjustments thereto, in respect of the notes.

                                      PS-13

                        SUPPLEMENTAL PLAN OF DISTRIBUTION

Lehman Brothers Holdings has agreed to sell to Lehman Brothers Inc. and Lehman
Brothers Inc. has agreed to purchase, all of the notes at the price indicated on the cover of the pricing supplement.

Lehman Brothers Holdings has agreed to indemnify Lehman Brothers Inc. against liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments that Lehman Brothers Inc. may be required to make relating to these liabilities as described in the MTN prospectus supplement and the base prospectus.

Lehman Brothers Inc. will offer the notes initially at a public offering price equal to the issue price set forth on the cover of the pricing supplement. After the initial public offering, the public offering price may from time to time be varied by Lehman Brothers Inc.

Lehman Brothers Holdings has granted to Lehman Brothers Inc. an option to purchase, at any time within 13 days of the original issuance of the notes, up to $2,325,000 additional aggregate principal amount of notes solely to cover over-allotments. To the extent that the option is exercised, Lehman Brothers
Inc. will be committed, subject to certain conditions, to purchase the additional notes. If this option is exercised in full, the total public offering price, the underwriting discount and proceeds to Lehman Brothers Holdings would be $17,825,000, $44,562.5 and $17,780,437.5 respectively.

Lehman Brothers Holdings expects to deliver the notes against payment on or about June 23, 2006, which is the fifth business day following the date of the pricing supplement.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, if any purchaser wishes to trade the notes on the date of the pricing supplement, it will be required, by virtue of the fact that the notes initially will settle on the fifth business day following the date of the pricing supplement, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement.

Lehman Brothers Holdings or an affiliate will enter into swap agreements or related hedge transactions with one of Lehman Brothers Holdings' other affiliates or unaffiliated counterparties in connection with the sale of the notes and Lehman Brothers Inc. and/or an affiliate will earn additional income as a result of payments pursuant to the swap, or related hedge transactions.

                                      PS-14

                                   $15,500,000

                          LEHMAN BROTHERS HOLDINGS INC.
                           MEDIUM-TERM NOTES, SERIES I

                         0.25 % NOTES DUE JUNE 23, 2011
                  PERFORMANCE LINKED TO A BASKET OF TEN STOCKS

                                   ----------

                         PRELIMINARY PRICING SUPPLEMENT
                                  JUNE 16, 2006

                        (INCLUDING PROSPECTUS SUPPLEMENT
                               DATED MAY 30, 2006,

                              PROSPECTUS SUPPLEMENT
                             DATED MAY 30, 2006 AND

                                   PROSPECTUS
                               DATED MAY 30, 2006)

                                   ----------

                                 LEHMAN BROTHERS